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                                                                     Exhibit A-6


                             RECORD OF ORGANIZATION

                                       OF

                        BAY STATE OF NEW HAMPSHIRE, INC.



                              ARTICLES OF AGREEMENT


         WE, THE UNDERSIGNED, being all of lawful age, do hereby associate ourselves together for the purpose of forming a corporation under the provisions of Chapter 294 of the New Hampshire Revised Statutes Annotated, and its amendments.

                            ARTICLE 1. CORPORATE NAME

         The name of this corporation shall be BAY STATE OF NEW HAMPSHIRE, INC.

                            ARTICLE 2. PURPOSES, ETC.

             The objects, purposes and powers for which this Corporation is established are:

(a) To acquire, construct, take, own, hold, operate, repair, improve, develop, manage, lease, sell, mortgage, encumber, create security interests in, dispose of, exchange and otherwise deal in and with properties, franchises arid facilities for the purchase, manufacture, production , storage, transmission, sale and distribution of gas, of any and all kinds (including, without limitation, manufactured and natural gas) for lighting, heating, manufacturing, mechanical or other lawful purposes in any city or town within the States of New Hampshire, Maine and contiguous states, and in particular and without limiting the generality of the foregoing, to engage in and conduct the business of purchasing, manufacturing, producing, selling and distributing gas and gas appliances in Exeter, Portsmouth, Hampton, Hampton Beach and Seabrook Beach, in Rockingham County and
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Rochester, East Rochester, Gorlic and Somersworth in Stafford County, and
adjacent communities in The State of New Hampshire, and in each and every city and town within the State of Maine; and to do anywhere, within or without the States of New Hampshire, Maine and contiguous states, any and all- things incidental to or expedient for the attainment of or desirable in connection with the foregoing, including without limitation the production, sale and distribution of steam, water and conditioned water;

                           (b) To acquire, construct, take, own, hold, operate, repair, improve, develop, manage, lease, sell, encumber, mortgage, create security interests in, exchange, dispose of and deal in and with properties, franchises and facilities for the purchase, manufacture, production, storage, transmission, sale and distribution of gas of any and all, kinds (including, without limitation, manufactured and natural gas) or electricity, however produced, and to purchase, sell(1) distribute and supply gas or electricity for lighting, heating, manufacturing, mechanical or other lawful purposes, and to do anywhere any and all things incidental to or expedient for the attainment of or desirable in connection with the foregoing, including without limitation the purchase, production, sale and distribution of steam, water and conditioned water, provided that the foregoing business specified in this paragraph (b) shall be Carried on only in states and jurisdictions when and where permissible under the laws thereof;

(c) To acquire, construct, take, own, hold, operate, repair, improve, develop, manage, lease, sell, mortgage, encumber, create security interests in, dispose of, exchange, and otherwise deal in and deal with property of every kind and nature, real, personal or mixed, and interests therein, wherever located;

                  (d) To acquire, hold, own, sell, assign, transfer, mortgage, hypothecate, pledge, create security interests in, dispose of, exchange and otherwise deal in and deal with shares of stocks, bonds, securities and evidences of indebtedness of or created by any corporation (including without limitation, the Corporation) or corporations organized or to be organized under the laws of New Hampshire or any other state, territory or country, and interests therein, and while owner of such stocks, bonds, securities or evidences of indebtedness to exercise all the rights, powers and privileges of ownership, including without limitation the


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right to vote thereon, except as prohibited by law;

                  (e) To make contracts, conduct research, incur liabilities, invest its funds, borrow money, issue its notes, bonds and other obligations in amounts without reference to the amount of its capital stock actually paid in and without limitation as to the amount thereof or otherwise, and secure any of its obligations by mortgage, pledge ~or encumbrance on, or security interests in, any or all of its properties, real, personal or mixed, including any or all franchises or permits or any or all rights thereunder or interests therein;

                  (f) To provide financial and managerial assistance to other corporations, associations or enterprises in which this corporation, may or may not have an interest, and to act as liquidating agent, and otherwise to manage, control or liquidate the same;

                  (g) To guarantee (a) the payment of dividends on any shares of capital stock (other than the shares of this corporation) now or hereafter issued, (b) the payment, as to principal of and/or interest and/or premium on bonds, debentures, evidences of indebtedness or obligations by whomsoever issued, and/or (c) the performance of the terms of any contract or obligations now or hereafter entered into by any parties thereto;

                  (h) To do all things necessary or advisable or convenient to, or in connection with, any or all of the foregoing objects, purposes and powers; and

                  (i) To carry on in connection with the foregoing any other business advantageous to the business of the corporation and, in general, to do and perform every other act and thing, and carry on every other business whatsoever convenient or proper for the accomplishment of any of the purposes or the carrying on of any of the business of the corporation; in the transaction of any business of the corporation, to act either as principal or agent; and to use and exercise all the powers conferred by the Laws of The State of New Hampshire upon business corporations.

                           The foregoing shall be construed as objects, purposes and powers and it is hereby expressly declared that the foregoing enumeration of specific objects, purposes and powers shall not be held to limit or restrict in any manner the objects, purposes and powers of the Corporation


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                     ARTICLE 3. PRINCIPAL PLACE OF BUSINESS

                           The principal place of business of this Corporation shall be in the City of Portsmouth in the County of Rockingham in The State of New Hampshire, but the Corporation may carry on any portion of its business at other places within or without the State.


                      ARTICLE 4. MEETINGS OF SHAREHOLDERS

             All meetings of the stockholders shall be held within The State of New Hampshire or at such place outside the State as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                       ARTICLE 5. AUTHORIZED CAPITAL STOCK

             The amount of the authorized capital stock of the Corporation shall be two hundred (200) shares of $10 par value Common Stock.

             IN WITNESS WHEREOF, we have hereto signed our names this 3rd day of January, in the year nineteen hundred seventy-nine, and have designated our post office addresses.

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                             State of New Hampshire

Be it know that

               FRANKLIN HOLLIS, JOAN A. SUTHERLAND, PETER F. IMSE
                                     ALL OF
                             CONCORD, NEW HAMPSHIRE

Have associated themselves with the intention of forming a corporation under the name of

                        BAY STATE OF NEW HAMPSHIRE, INC.

                                 for the purpose

To engage in and conduct the business of purchasing, manufacturing, producing, selling and distributing gas and gas appliances in Exeter, Protsmouth, Hampton, Hampton, Beach and Seabrook Beach, in Rockingham County and Rochester, East Rochester, Gonic and Somersworth in Strafford County, and adjacent communities in The State of New Hampshire; and for other purposes as set forth in the Articles of Agreement.

Stating an issuance of capital stock consisting of

Two Hundred (200) shares common at Ten (10) dollars par value;
One Hundred (100) shares common at Ten (10) dollars par value authorized to be issued at the present time.

As appears from the record of organization of said corporation which has been deposited in this office with the necessary fees.

[Seal]

                                    Witness my official signature hereunto
                                    subscribed and the seal of the State of New
                                    Hampshire hereunto affixed this ninth day of January in the year one thousand nine hundred and seventy-nine

                                                   /s/ Deputy Secretary of State